Exhibit 21.1

DGT HOLDINGS CORP.

PRINCIPAL SUBSIDIARIES

AS OF JULY 30, 2011

Name DM Imaging Corp. Villa Sistemi Medicali S.p.A. RFI Corporation	Jurisdiction of Incorporation or Organization Delaware Italy Delaware